Preferred Apartment Communities, Inc. Reports Results for Fourth Quarter and Year Ended 2017

Atlanta, GA, February 26, 2018

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we", "our", the "Company" or "Preferred Apartment Communities") today reported results for the quarter and year ended December 31, 2017. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding. See Definitions of Non-GAAP Measures on page S-20.

"2017 was another year of strong performance for the Company, as evidenced by our exceptional growth in FFO per share. Beginning in 2018, we will begin providing our primary guidance for future periods on FFO per share as defined by NAREIT and will discontinue reporting or providing guidance on Core FFO" said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results are presented below.

	Three months ended December 31,			Year ended December 31,
	2017	2016	% change	2017	2016	% change

Revenues	$81,652,168	$58,991,853	38.4%	$294,004,615	$200,118,915	46.9%

Per share data:
Net income (loss) (1)	$(0.60)	$(0.66)	—	$(1.13)	$(2.11)	—

FFO (2)	$0.31	$0.24	29.2%	$1.32	$0.90	46.7%

Core FFO (2)	$0.36	$0.32	12.5%	$1.47	$1.31	12.2%

Dividends (3)	$0.25	$0.22	13.6%	$0.94	$0.8175	15.0%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and Core FFO are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO, Core FFO and AFFO (each as defined below) to Net Income (Loss) Attributable to Common Stockholders on pages S-3 and S-4. Beginning in 2018, we will report our financial results primarily based on net income/loss and FFO as defined by NAREIT. We will not provide financial results or guidance based on Core FFO in future periods.
(3) Per share of Common Stock and Class A Unit outstanding.

Funds from operations ("FFO") for the three months and for the year ended December 31, 2016 reflect acquisition-related costs, which were expensed in full when incurred. Beginning January 1, 2017, the majority of these types of costs are deferred and amortized over the lives of the acquired assets. Core Funds From Operations Attributable to Common Stockholders and Unitholders ("Core FFO") excludes acquisition costs and certain other costs not representative of our ongoing operations. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders ("AFFO") removes significant non-cash revenues and expenses from our Core FFO results.

•
For the year 2017, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 66.7% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 83.6%. For the fourth quarter 2017, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 71.1% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 81.9%. (A)

•
For the year 2017, our Core FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 57.0% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 62.4%. For the fourth quarter 2017, our Core FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 56.1% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 59.5%. (A)

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 1

•	We issued approximately 3.0 million shares of Common Stock during the fourth quarter 2017 and approximately 12.1 million shares of Common Stock during the year ended December 31, 2017.

•
At December 31, 2017, the market value of our common stock was $20.25. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 31.2% through December 31, 2017.

•
As of December 31, 2017, our total assets were approximately $3.3 billion compared to approximately $2.4 billion as of December 31, 2016, an increase of approximately $0.8 billion, or approximately 34.3%. This growth was driven primarily by the acquisition of 22 real estate properties (less the sale of 3 properties) and an increase of approximately $53.9 million of the funded amount of our real estate loan investment portfolio since December 31, 2016.

•	As of December 31, 2017, the average age of our multifamily communities was approximately 6.3 years, which we believe is among the youngest in the multifamily REIT industry.

•	At December 31, 2017, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 54.9%.

•
Cash flow from operations for the year ended December 31, 2017 was approximately $86.3 million, an increase of approximately $24.6 million, or 39.9%, compared to approximately $61.7 million for the year ended December 31, 2016. Cash flow from operations for the quarter ended December 31, 2017 was approximately $15.8 million, an increase of approximately $8.0 million, or 103.0%, compared to approximately $7.8 million for the quarter ended December 31, 2016.

•	For the quarter ended December 31, 2017, our physical occupancy for established multifamily communities was 95.9%.

•
Hurricane Harvey caused property damage at our Stone Creek multifamily community located in Port Arthur, Texas which required us to write off real estate assets with a net book value of approximately $6.9 million. Property damage and lost rental income for this asset are covered under the National Flood Insurance Program (NFIP) and, residually, under various provisions of our master policy.  Therefore, we simultaneously recorded an insurance receivable of the same amount, resulting in no loss being recorded in the Income Statement from the write-off. At December 31, 2017, we had received approximately $4.7 million of insurance proceeds and expect to receive the remainder during the first quarter 2018. Remediation and restoration is progressing very well, and we anticipate full completion by May of 2018. Together with Hurricane Irma, we sustained other smaller property damages, lost revenues and higher miscellaneous operating expenses at certain of our other multifamily communities and grocery-anchored shopping centers in Texas and Florida. For the three-month period and year ended December 31, 2017, rental revenues decreased $273,000 and $387,000, respectively due to lost rents. We expect to record a full recovery of these lost revenues upon settlement with our insurance carrier and receipt of funds in 2018. In addition to lost rents, our Income Statement reflects other related costs such as insurance deductibles, smaller property damages that did not exceed our property insurance deductibles, and other storm remediation expenses from the two storms. These costs combined totaled $408,000 and $511,000 for the three-month and twelve-month periods ended December 31, 2017, respectively.

(A) We calculate the Core FFO and AFFO payout ratios to Common Stockholders and preferred stockholders as the ratio of Common Stock dividends and distributions to preferred stockholders to Core FFO or AFFO, respectively. We calculate the Core FFO and AFFO payout ratios to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO or AFFO, respectively. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-20.

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Acquisitions of Properties

During the fourth quarter 2017, we acquired the following properties:

Property	Location (MSA)	Units	Leasable square feet

Multifamily communities:
Overlook at Crosstown Walk	Tampa, FL	180	n/a
Colony at Centerpointe	Richmond, VA	255	n/a

Student housing properties: (1)
Stadium Village	Atlanta, GA	198	n/a
Ursa	Waco, TX	250	n/a

Grocery-anchored shopping centers:
Crossroads Market	Naples, FL	n/a	126,895
Roswell Wieuca Shopping Center	Atlanta, GA	n/a	74,370

Office buildings:
Westridge at La Cantera	San Antonio, TX	n/a	258,000

(1) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

Real Estate Assets

	Owned as of December 31, 2017	Potential additions from real estate loan investment portfolio (1)		Potential total
Multifamily communities:
Properties	30	15		45
Units	9,521	4,656		14,177
Grocery-anchored shopping centers:
Properties	39	—	(2)	39
Gross leasable area (square feet)	4,055,461	—		4,055,461
Student housing properties:
Properties	4	6		10
Units	891	1,457		2,348
Beds	2,950	4,145		7,095
Office buildings:
Properties	4	—		4
Rentable square feet	1,352,000	—		1,352,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(2) Effective as of September 29, 2017, we negotiated the cancellation of the purchase option on our real estate investment loan supporting the Dawsonville grocery-anchored shopping center in exchange for a fee of $250,000.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 3

Subsequent to Quarter End

On January 9, 2018, we acquired a 265-unit multifamily community located in Jacksonville, Florida.

On January 16, 2018, we closed on a real estate loan investment of up to $3.5 million in support of a mixed-use project in North Augusta, South Carolina.

On January 29, 2018, we acquired an adaptive reuse office property comprised of 186,779 square feet of gross leasable area in four buildings located in Atlanta, Georgia.

On February 13, 2018, we closed on a real estate loan investment of up to $137.5 million in support of a 551-unit multifamily community in San Jose, California.

Multifamily Established Communities Financial Data

The following chart presents same store operating results for the Company’s established communities. Effective with the fourth quarter 2017, we define our population of established communities as those that have been stabilized for at least three consecutive months and that have been owned for at least 15 full months as of the end of the first quarter of each year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same store operating results consist of the operating results of the following multifamily established communities:

Stoneridge Farms at Hunt Club	Lake Cameron	Avenues at Cypress
Vineyards	Aster at Lely	Avenues at Northpointe
McNeil Ranch	Venue at Lakewood Ranch	Stone Rise
Citi Lakes	Lenox Portfolio

Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), with a reconciliation following below.

Established Communities' Same Store Net Operating Income

	Three months ended:
	12/31/2017	12/31/2016	$ change	% change
Revenues:
Rental revenues	$12,148,959	$11,717,625	$431,334	3.7%
Other property revenues	1,283,463	1,261,312	22,151	1.8%
Total revenues	13,432,422	12,978,937	453,485	3.5%

Operating expenses:
Property operating and maintenance	1,678,366	1,635,614	42,752	2.6%
Payroll	1,121,795	1,063,143	58,652	5.5%
Property management fees	541,774	529,252	12,522	2.4%
Real estate taxes	1,838,601	1,870,629	(32,028)	(1.7)%
Other	560,977	558,314	2,663	0.5%
Total operating expenses	5,741,513	5,656,952	84,561	1.5%

Same store net operating income	$7,690,909	$7,321,985	$368,924	5.0%

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 4

Reconciliation of Established Communities' Same Store Net Operating Income (NOI) to Net Income (Loss)

	Three months ended:
	12/31/2017	12/31/2016

Same store net operating income	$7,690,909	$7,321,985
Add:
Non-same-store property revenues	53,401,077	33,822,511
Less:
Non-same-store property operating expenses	18,709,158	12,717,326

Property net operating income	42,382,828	28,427,170
Add:
Interest revenue on notes receivable	9,586,308	7,856,232
Interest revenue on related party notes receivable	5,232,361	4,334,173
Less:
Equity stock compensation	862,617	656,336
Depreciation and amortization	34,589,849	23,158,734
Interest expense	19,383,026	13,595,639
Acquisition costs	—	1,661,679
Management fees	5,701,879	4,153,297
Insurance, professional fees and other	2,133,742	1,501,995
Contingent asset management and general and administrative expense fees	(727,756)	(127,322)

Net income (loss)	$(4,741,860)	$(3,982,783)

Established Communities' Same Store Net Operating Income

	Year ended:
	12/31/2017	12/31/2016	$ change	% change
Revenues:
Rental revenues	$47,582,973	$46,794,009	$788,964	1.7%
Other property revenues	5,165,554	5,152,932	12,622	0.2%
Total revenues	52,748,527	51,946,941	801,586	1.5%

Operating expenses:
Property operating and maintenance	7,122,037	6,989,096	132,941	1.9%
Payroll	4,543,955	4,393,991	149,964	3.4%
Property management fees	2,122,317	2,087,421	34,896	1.7%
Real estate taxes	7,508,945	7,784,122	(275,177)	(3.5)%
Other	2,243,982	2,166,966	77,016	3.6%
Total operating expenses	23,541,236	23,421,596	119,640	0.5%

Same store net operating income	$29,207,291	$28,525,345	$681,946	2.4%

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 5

Reconciliation of Established Communities' Same Store Net Operating Income (NOI) to Net Income (Loss)

	Year ended:
	12/31/2017	12/31/2016

Same store net operating income	$29,207,291	$28,525,345
Add:
Non-same-store property revenues	184,354,229	104,686,382
Less:
Non-same-store property operating expenses	67,789,947	40,520,336

Property net operating income	145,771,573	92,691,391
Add:
Interest revenue on notes receivable	35,697,982	28,840,857
Interest revenue on related party notes receivable	21,203,877	14,644,736
Less:
Equity stock compensation	3,470,284	2,524,042
Depreciation and amortization	116,776,809	78,139,798
Interest expense	67,468,042	44,284,144
Acquisition costs	14,002	8,547,543
Management fees	20,226,396	13,637,458
Insurance, professional fees and other	4,527,504	4,744,486
Gain on sale of real estate	37,635,014	4,271,506
Loss on extinguishment of debt	(888,428)	—
Contingent asset management and general and administrative expense fees	(1,729,620)	(1,585,567)

Net income (loss)	$28,666,601	$(9,843,414)

Real estate taxes for the year ended December 31, 2017 decreased versus the year ended December 31, 2016 due primarily to successful valuation appeal efforts.

Capital Markets Activities

During the fourth quarter 2017, we issued and sold an aggregate of 108,948 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in net proceeds of approximately $98.1 million after commissions and other fees. In addition, during the fourth quarter 2017, we issued approximately 2.8 million shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offerings, resulting in aggregate gross proceeds of approximately $41.1 million.
During the fourth quarter 2017, we issued and sold an aggregate of 2,879 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds of approximately $2.8 million after dealer manager fees.
Effective as of the close of market on November 30, 2017 our Common Stock was added to the MSCI U.S. REIT Index (RMZ).

Our outstanding shares of Common Stock totaled approximately 38.6 million shares at December 31, 2017. The closing price of our Common Stock was $20.25 on December 29, 2017 versus $14.91 on December 31, 2016. Our total equity book value increased 44.8% to approximately $1.3 billion at December 31, 2017 from $885.3 million at December 31, 2016.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On October 23, 2017, we declared a quarterly dividend on our Common Stock of $0.25 per share for the fourth quarter 2017. This represents a 13.6% increase in our common stock dividend from our fourth quarter 2016 common stock dividend of $0.22 per share, and an annualized dividend growth rate of 15.5% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The fourth quarter dividend was paid on January 16, 2018 to all stockholders of record on December 15, 2017. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 6

Class A Units of $0.25 per unit for the fourth quarter 2017, which was paid on January 16, 2018 to all Class A Unit holders of record as of December 15, 2017.

Monthly Dividends on Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $17.4 million for the quarter ended December 31, 2017 and represent a 6% annual yield. We declared and paid dividends totaling approximately $195,000 on our Series M Redeemable Preferred Stock, or mShares, for the quarter ended December 31, 2017. The mShares have an escalating dividend rate from 5.75% in year one of issuance to 7.50% in year eight and thereafter.

Conference Call and Supplemental Data

We will hold our quarterly conference call on Tuesday, February 27, 2018 at 11:00 a.m. Eastern Time to discuss our fourth quarter and full year 2017 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-(844) 890-1791
International Dial-in Number: 1-(412) 380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, February 27, 2018
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of our fourth quarter and full year 2017 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

2018 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
FFO per share - We currently project FFO to be in the range of $1.43 - $1.47 per share for the full year 2018.

Revenue - We currently project total revenues to be in the range of $400 million - $440 million for the full year 2018.

Common Stock dividends - We currently expect to increase our Common Stock dividend by an aggregate of at least 10% during 2018 as compared to 2017.

Core FFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to Core FFO, AFFO and FFO for the three-month and twelve-month periods ended December 31, 2017 and 2016 appear on pages S-3 and S-4 of the attached report, as well as on our website using the following link:

http://investors.pacapts.com/download/4Q17_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 7

involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earning Release and Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2017, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the Common Stock ATM Offering, will arrange to send you a prospectus if you request it by contacting Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The prospectus supplement for the Common Stock ATM Offering, dated July 10, 2017, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000110/atmprospectusspring2017.htm

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer         lsilverstein@pacapts.com
Preferred Apartment Communities, Inc.                +1-770-818-4147

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PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

Q4 | 17

SUPPLEMENTAL FINANCIAL DATA

SOARING

APTS LISTED NYSE

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 9

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-9
Mortgage Indebtedness	S-12
Multifamily Communities	S-16
Capital Expenditures	S-17
Grocery-Anchored Shopping Center Portfolio	S-18
Office Building Portfolio	S-19
Definitions of Non-GAAP Measures	S-20

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-1

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Revenues:
Rental revenues	$56,784,788	$40,789,230	$200,461,750	$137,330,774
Other property revenues	10,048,711	6,012,218	36,641,006	19,302,548
Interest income on loans and notes receivable	9,586,308	7,856,232	35,697,982	28,840,857
Interest income from related parties	5,232,361	4,334,173	21,203,877	14,644,736
Total revenues	81,652,168	58,991,853	294,004,615	200,118,915

Operating expenses:
Property operating and maintenance	8,265,541	6,098,507	29,903,092	19,981,640
Property salary and benefits	3,621,760	2,710,241	13,271,603	10,398,711
Property management fees	2,313,179	1,671,894	8,329,182	5,980,735
Real estate taxes	7,991,372	6,137,235	31,281,156	21,594,369
General and administrative	1,628,653	1,302,262	6,489,736	4,557,990
Equity compensation to directors and executives	862,617	656,336	3,470,284	2,524,042
Depreciation and amortization	34,589,849	23,158,734	116,776,809	78,139,798
Acquisition and pursuit costs	—	1,661,679	14,002	8,547,543
Asset management and general and administrative expense
fees to related party	5,701,879	4,153,297	20,226,396	13,637,458
Insurance, professional fees, and other expenses	2,763,908	1,956,134	6,583,918	6,172,972

Total operating expenses	67,738,758	49,506,319	236,346,178	171,535,258
Contingent asset management and general and administrative
expense fees	(727,756)	(127,322)	(1,729,620)	(1,585,567)

Net operating expenses	67,011,002	49,378,997	234,616,558	169,949,691
Operating income	14,641,166	9,612,856	59,388,057	30,169,224
Interest expense	19,383,026	13,595,639	67,468,042	44,284,144
Loss on extinguishment of debt	—	—	888,428	—
Net income (loss) before gain on sale of real estate	(4,741,860)	(3,982,783)	(8,968,413)	(14,114,920)
Gain on sale of real estate	—	—	37,635,014	4,271,506

Net income (loss)	(4,741,860)	(3,982,783)	28,666,601	(9,843,414)
Consolidated net (income) loss attributable to non-controlling interests	111,403	135,246	(985,605)	310,291

Net income (loss) attributable to the Company	(4,630,457)	(3,847,537)	27,680,996	(9,533,123)

Dividends declared to preferred stockholders	(17,609,084)	(12,738,922)	(63,651,265)	(41,080,645)
Earnings attributable to unvested restricted stock	(3,051)	(3,409)	(14,794)	(15,843)

Net loss attributable to common stockholders	$(22,242,592)	$(16,589,868)	$(35,985,063)	$(50,629,611)
Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.60)	$(0.66)	$(1.13)	$(2.11)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	37,205,390	25,210,069	31,926,472	23,969,494

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-2

Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)
		Three months ended December 31,
		2017	2016

Net loss attributable to common stockholders (See note 1)		$(22,242,592)	$(16,589,868)

Add:	Depreciation of real estate assets	24,940,998	16,890,027
	Amortization of acquired real estate intangible assets and deferred leasing costs	9,385,732	6,123,722
	Loss attributable to non-controlling interests (See note 2)	(111,403)	(135,246)

FFO		11,972,735	6,288,635

Add:	Acquisition and pursuit costs	—	1,661,679
	Loan cost amortization on acquisition term note (See note 3)	29,193	26,938
	Amortization of loan coordination fees paid to the Manager (See note 4)	420,660	317,997
	Weather-related property operating losses (See note 5)	681,136	—
	Payment of costs related to property refinancing (See note 6)	683,518	—

Core FFO		13,787,242	8,295,249

Add:	Non-cash equity compensation to directors and executives	862,617	656,336
	Amortization of loan closing costs (See note 7)	793,306	818,685
	Depreciation/amortization of non-real estate assets	263,119	144,985
	Net loan fees received (See note 8)	17,810	497,277
	Accrued interest income received (See note 9)	4,696,934	—
	Non-cash dividends on Series M Preferred Stock	29,785	—
	Amortization of lease inducements (See note 10)	200,344	—
Less:	Non-cash loan interest income (See note 8)	(4,556,558)	(4,227,953)
	Cash paid for loan closing costs	(27,917)	(215,258)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 11)	(2,678,503)	(743,550)
	Amortization of deferred revenues (See note 12)	(398,507)	—
	Normally recurring capital expenditures and leasing costs (See note 13)	(1,026,037)	(617,237)

AFFO		$11,963,635	$4,608,534

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$9,575,975	$5,740,616
	Distributions to Unitholders (See note 2)	221,184	194,957
	Total	$9,797,159	$5,935,573

Common Stock dividends and Unitholder distributions per share		$0.25	$0.22

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.24
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.36	$0.32
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.18

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	37,205,390	25,210,069
	Class A Units	895,112	886,168
	Common Stock and Class A Units	38,100,502	26,096,237

	Diluted Common Stock and Class A Units (B)	43,355,215	27,009,119

Actual shares of Common Stock outstanding, including 12,204 and 15,498 unvested shares
of restricted Common Stock at December 31, 2017 and 2016, respectively		38,576,926	26,513,690
Actual Class A Units outstanding at December 31, 2017 and 2016, respectively.		884,735	886,168
	Total	39,461,661	27,399,858

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.35% weighted average non-controlling interest in the Operating Partnership for the three-month period ended December 31, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-5.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-3

Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)

		Year ended December 31,
		2017	2016

Net loss attributable to common stockholders (See note 1)		$(35,985,063)	$(50,629,611)

Add:	Depreciation of real estate assets	85,285,385	55,896,381
	Amortization of acquired real estate intangible assets and deferred leasing costs	30,693,340	21,700,590
Less:	Gain on sale of real estate	(37,635,014)	(4,271,506)
	Income (loss) attributable to non-controlling interests (See note 2)	985,605	(310,291)

FFO		43,344,253	22,385,563

Add:	Acquisition and pursuit costs	14,002	8,547,543
	Loan cost amortization on acquisition term note (See note 3)	128,339	166,682
	Amortization of loan coordination fees paid to the Manager (See note 4)	1,599,151	869,651
	Mortgage loan refinancing and extinguishment costs (See note 6)	1,741,573	—
	Costs incurred from extension of management agreement with advisor (See note 14)	—	421,387
	Weather-related property operating losses (See note 5)	897,872	—
	Contingent fees paid on sale of real estate (See note 15)	386,570	—

Core FFO		48,111,760	32,390,826

Add:	Non-cash equity compensation to directors and executives	3,470,284	2,524,042
	Amortization of loan closing costs (See note 7)	3,549,825	2,559,096
	Depreciation/amortization of non-real estate assets	798,084	542,827
	Net loan fees received (See note 8)	1,314,194	1,872,105
	Accrued interest income received (See note 9)	11,812,531	6,875,957
	Non-cash dividends on Series M Preferred Stock	62,878	—
	Amortization of lease inducements (See note 10)	437,381	—
Less:	Non-cash loan interest income (See note 8)	(18,063,613)	(14,685,707)
	Cash paid for loan closing costs	(27,917)	(228,534)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 11)	(8,175,688)	(2,458,342)
	Amortization of deferred revenues (See note 12)	(855,323)	—
	Normally recurring capital expenditures and leasing costs (See note 13)	(4,057,857)	(2,797,360)

AFFO		$38,376,539	$26,594,910
Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$31,244,265	$19,940,730
	Distributions to Unitholders (See note 2)	843,488	671,250
	Total	$32,087,753	$20,611,980

Common Stock dividends and Unitholder distributions per share		$0.94	$0.8175

FFO per weighted average basic share of Common Stock and Unit outstanding		$1.32	$0.90
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$1.47	$1.31
AFFO per weighted average basic share of Common Stock and Unit outstanding		$1.17	$1.07

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	31,926,472	23,969,494
	Class A Units	906,076	819,197
	Common Stock and Class A Units	32,832,548	24,788,691

	Diluted Common Stock and Class A Units (B)	36,938,961	26,502,136
Actual shares of Common Stock outstanding, including 12,204 and 15,498 unvested shares
of restricted Common Stock at December 31, 2017 and 2016, respectively		38,576,926	26,513,690
Actual Class A Units outstanding at December 31, 2017 and 2016, respectively.		884,735	886,168
	Total	39,461,661	27,399,858
(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.76% weighted average non-controlling interest in the Operating Partnership for the twelve-month period ended December 31, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-5.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-4

Notes to Reconciliations of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and property operating expenses for the quarter and year ended December 31, 2017 include activity for the 10 multifamily communities, three student housing projects, one office building and eight grocery-anchored shopping centers acquired during 2017 only from their respective dates of acquisition. In addition, the fourth quarter 2017 period includes a full quarter of activity for the six multifamily communities, 17 grocery-anchored shopping centers, one student housing property and three office buildings acquired during 2016. Rental and other property revenues and expenses for the quarter and year ended December 31, 2016 include activity for the 2016 acquisitions only from their respective dates of acquisition during 2016.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 884,735 Class A Units as of December 31, 2017. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.35% and 3.40% for the three-month periods ended December 31, 2017 and 2016, respectively and 2.76% and 3.30% for the years ended December 31, 2017 and 2016, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016, which were funded by our $35 million acquisition term loan facility, or 2016 Term Loan, on our $11 million term note, which we used to finance the acquisition of our Anderson Central grocery-anchored shopping center, and on our $200 million acquisition revolving credit facility, or Acquisition Facility, which is used to finance acquisitions of multifamily communities and student housing communities. The 2016 Term Loan was repaid in full on August 5, 2016, while the $11 million term note and Acquisition Facility remain outstanding. The costs to establish these instruments were deferred and amortized over the lives of the instruments. The amortization expense of these deferred costs is an additive adjustment in the calculation of Core FFO.

4)
As of January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees paid up until July 1, 2017 attributable to the financing were amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of Core FFO. Beginning effective July 1, 2017, the loan coordination fee was lowered from 1.6% to 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing. All of the loan coordination fees paid to our Manager subsequent to July 1, 2017 are amortized over the life of the debt. At December 31, 2017, aggregate unamortized loan coordination fees were approximately $12.1 million, which will be amortized over a weighted average remaining loan life of approximately 10.6 years.

5)
We sustained weather-related operating losses at certain of our properties during the third and fourth quarters of 2017; these costs are added back to FFO in our calculation of Core FFO. Included in these adjustments are lost rental revenues that totaled $386,531 for the year ended December 31, 2017 and $272,835 for the fourth quarter. Any insurance reimbursement for lost rent cannot be reflected in our statements of operations until the funds are received from the insurance carrier.

6)
For the three months ended December 31, 2017, this adjustment consists of charges related to the refinancing of our Aldridge at Town Village, Summit Crossing and Retreat at Greystone multifamily communities. For the year ended December 31, 2017, the adjustment also includes a loan prepayment penalty and other charges related to the refinancing of our Stone Creek and 525 Avalon multifamily communities.

7)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our $150 million syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to Core FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At December 31, 2017, aggregate unamortized loan costs were approximately $19.2 million, which will be amortized over a weighted average remaining loan life of approximately 8.0 years.

8)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from Core FFO in our calculation of AFFO.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-5

9)
This adjustment reflects the receipt during the periods presented of additional interest income (described in note 8 above) which was earned and accrued prior to those periods presented on various real estate loans.

10)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

11)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At December 31, 2017, the balance of unamortized below-market lease intangibles was approximately $38.9 million, which will be recognized over a weighted average remaining lease period of approximately 9.7 years.

12)	This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

13)
We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures.

14)	We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year evergreen extension was effective as of June 3, 2016.

15)
On May 25, 2017, we closed on the sale of our Enclave at Vista Ridge multifamily community to an unrelated third party.  At such date, our Manager collected a cumulative total of approximately $390,000 of contingent fees.  The sales transaction, and the fact that our capital contributions for the Enclave at Vista Ridge property achieved an annual rate of return which exceeded 7%, triggered the fees to become immediately due and payable to the Manager at the closing of the sale transaction. The recognition of these fees are added to FFO in the calculation of Core FFO as they are not likely to occur on a regular basis.

See Definitions of Non-GAAP Measures beginning on page S-20.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2017	December 31, 2016
Assets
Real estate
Land	$406,794,429	$299,547,501
Building and improvements	2,043,853,105	1,513,293,760
Tenant improvements	63,424,729	23,642,361
Furniture, fixtures, and equipment	210,778,838	126,357,742
Construction in progress	10,490,769	2,645,634
Gross real estate	2,735,341,870	1,965,486,998
Less: accumulated depreciation	(172,755,498)	(103,814,894)
Net real estate	2,562,586,372	1,861,672,104
Real estate loan investments, net of deferred fee income	255,344,584	201,855,604
Real estate loan investments to related parties, net	131,451,359	130,905,464
Total real estate and real estate loan investments, net	2,949,382,315	2,194,433,172

Cash and cash equivalents	21,042,862	12,321,787
Restricted cash	51,968,519	55,392,984
Notes receivable	17,317,743	15,499,699
Note receivable and revolving line of credit due from related party	22,739,022	22,115,976
Accrued interest receivable on real estate loans	26,864,905	21,894,549
Acquired intangible assets, net of amortization	102,743,389	79,156,400
Deferred loan costs on Revolving Line of Credit, net of amortization	1,385,208	1,768,779
Deferred offering costs	6,544,310	2,677,023
Tenant lease inducements, net	14,424,398	261,492
Tenant receivables and other assets	37,956,954	15,310,741

Total assets	$3,252,369,625	$2,420,832,602

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs	1,776,652,171	1,305,870,471
Revolving line of credit	41,800,000	127,500,000
Term note payable, net of deferred loan costs	10,994,194	10,959,905
Real estate loan investment participation obligation	13,985,978	20,761,819
Deferred revenue	27,947,352	—
Accounts payable and accrued expenses	31,252,705	20,814,910
Accrued interest payable	5,028,161	3,541,640
Dividends and partnership distributions payable	15,679,940	10,159,629
Acquired below market lease intangibles, net of amortization	38,856,615	29,774,033
Security deposits and other liabilities	9,406,816	6,189,033
Total liabilities	1,971,603,932	1,535,571,440

Commitments and contingencies
Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050,000 shares authorized; 1,250,279 and 924,855 shares issued; 1,222,013 and 914,422
shares outstanding at December 31, 2017 and 2016, respectively	12,220	9,144
Series M Redeemable Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 15,275 and 0 shares issued and outstanding
at December 31, 2017 and 2016, respectively	153	—
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
38,564,722 and 26,498,192 shares issued and outstanding at
December 31, 2017 and 2016, respectively	385,647	264,982
Additional paid-in capital	1,271,039,723	906,737,470
Accumulated earnings (deficit)	4,449,353	(23,231,643)
Total stockholders' equity	1,275,887,096	883,779,953
Non-controlling interest	4,878,597	1,481,209
Total equity	1,280,765,693	885,261,162

Total liabilities and equity	$3,252,369,625	$2,420,832,602

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2017	2016
Operating activities:
Net income (loss )	$28,666,601	$(9,843,414)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	86,017,560	56,415,608
Amortization expense	30,759,249	21,724,190
Amortization of above and below market leases	(3,335,303)	(1,653,016)
Deferred revenues and fee income amortization	(2,346,579)	(994,809)
Mark to market debt and lease incentive amortization	630,503	—
Deferred loan cost amortization	5,084,193	3,595,429
(Increase) in accrued interest income on real estate loans	(4,970,356)	(7,599,901)
Equity compensation to executives and directors	3,470,284	2,524,042
Gain on sale of real estate	(37,635,014)	(4,271,506)
Loss on extinguishment of debt	888,428	—
Other	189,400	48,126
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(12,105,325)	(4,331,216)
(Increase) in tenant lease incentives	(14,260,180)	—
Increase in accounts payable and accrued expenses	2,382,465	3,112,553
Increase in accrued interest and other liabilities	2,853,145	2,935,383
Net cash provided by operating activities	86,289,071	61,661,469

Investing activities:
Investment in real estate loans	(148,345,526)	(151,027,549)
Repayments of real estate loans	94,409,668	36,672,482
Notes receivable issued	(7,863,998)	(9,887,486)
Notes receivable repaid	6,099,653	12,895,101
Note receivable issued to and draws on line of credit by related party	(35,281,195)	(34,206,553)
Repayments of line of credit by related party	34,228,970	31,096,618
Loan origination fees received	2,633,592	3,703,514
Loan origination fees paid to Manager	(1,319,399)	(1,886,105)
Acquisition of properties	(781,828,497)	(1,010,111,945)
Disposition of properties, net	118,237,697	10,616,386
Receipt of insurance proceeds for capital improvements	4,719,009	—
Additions to real estate assets - improvements	(17,787,037)	(10,263,736)
(Deposits) on acquisitions	(2,034,398)	(839,600)
Decrease (increase) in restricted cash	10,378,557	(3,344,721)
Net cash used in investing activities	(723,752,904)	(1,126,583,594)

Financing activities:
Proceeds from mortgage notes payable	517,488,647	622,394,000
Payments for mortgage notes payable	(124,039,890)	(12,035,587)
Payments for deposits and other mortgage loan costs	(14,772,295)	(19,130,246)
Payments for mortgage prepayment costs	(817,313)	—
Proceeds from real estate loan participants	224,188	6,432,700
Payments to real estate loan participants	(7,882,643)	—
Proceeds from lines of credit	275,000,000	470,136,020
Payments on lines of credit	(360,700,000)	(377,136,020)
Proceeds from Term Loan	—	46,000,000
Repayment of the Term Loan	—	(35,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	302,467,332	390,904,255
Proceeds from sales of Common Stock	74,213,118	22,956,604
Proceeds from exercises of warrants	80,970,365	21,503,490
Common Stock dividends paid	(27,408,905)	(18,515,113)
Preferred stock dividends paid	(61,966,313)	(38,940,901)
Distributions to non-controlling interests	(817,260)	(529,528)
Payments for deferred offering costs	(6,314,123)	(4,685,367)
Contribution from non-controlling interests	540,000	450,000
Net cash provided by financing activities	646,184,908	1,074,804,307

Net increase in cash and cash equivalents	8,721,075	9,882,182
Cash and cash equivalents, beginning of period	12,321,787	2,439,605
Cash and cash equivalents, end of period	$21,042,862	$12,321,787

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-8

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of			Current / deferred interest % per annum
					December 31, 2017		December 31, 2016

Multifamily communities:
Founders Village	Williamsburg, VA	—	N/A	$—	$—	(2)	$9,866,000	—
Encore	Atlanta, GA	4/8/2019	10/8/2020	10,958,200	10,958,200		10,958,200	8.5 / 5
Encore Capital	Atlanta, GA	4/8/2019	10/8/2020	9,758,200	7,521,425		6,748,380	8.5 / 5
Palisades	Northern VA	5/17/2018	N/A	17,270,000	17,111,298		16,214,545	8 / 5
Fusion	Irvine, CA	5/31/2018	5/31/2020	63,911,961	58,447,468		49,456,067	8.5 / 7.5
Green Park	Atlanta, GA	2/28/2018	12/1/2019	13,464,372	11,464,372		13,464,372	8.5 / 5.83
Summit Crossing III	Atlanta, GA	—	N/A	—	—	(3)	7,246,400	—
Overture	Tampa, FL	—	N/A	—	—	(3)	6,123,739	8.5 / 7.5
Aldridge at Town Village	Atlanta, GA	—	N/A	—	—	(3)	10,656,171	—
Bishop Street	Atlanta, GA	2/18/2020	N/A	12,693,457	12,144,914		11,145,302	8.5 / 6.5
Hidden River	Tampa, FL	12/3/2018	12/3/2020	4,734,960	4,734,960		4,734,960	8.5 / 6.5
Hidden River Capital	Tampa, FL	12/4/2018	12/4/2020	5,380,000	5,041,161		4,626,238	8.5 / 6.5
CityPark II	Charlotte, NC	1/7/2019	1/7/2021	3,364,800	3,364,800		3,364,800	8.5 / 6.5
CityPark II Capital	Charlotte, NC	1/8/2019	1/31/2021	3,916,000	3,623,944		3,325,668	8.5 / 6.5
Park 35 on Clairmont	Birmingham, AL	6/26/2018	6/26/2020	21,060,160	21,060,160		19,795,886	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,975,853	12,972,273		1,862,548	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	3,744,147	3,561,231		3,268,114	8.5 / 6.5
Berryessa	San Jose, CA	4/19/2018	N/A	31,509,000	30,571,375		—	10.5 / 0
Brentwood	Nashville, TN	6/1/2018	N/A	2,376,000	2,260,525		—	12 / 0
Fort Myers	Fort Myers, FL	—	N/A	—	—	(4)	3,654,621	—
Fort Myers	Fort Myers, FL	2/3/2021	2/3/2022	9,416,000	3,521,014		—	8.5 / 5.5
Fort Myers Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193,000	4,994,108		—	8.5 / 5.5
360 Forsyth	Atlanta, GA	—	N/A	—	—	(4)	2,520,420	—
360 Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412,000	13,400,166		—	8.5 / 5.5
Morosgo	Atlanta, GA	1/31/2021	1/31/2022	11,749,000	4,950,824		—	8.5 / 5.5
Morosgo Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176,000	4,761,050		—	8.5 / 5.5
University City Gateway	Charlotte, NC	8/15/2021	8/15/2022	10,336,000	849,726		—	8.5 / 5
University City Gateway
Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338,000	5,530,045		—	8.5 / 5

Student housing properties:
Haven West	Atlanta, GA	—	N/A	—	—	(5)	6,784,167	—
Haven 12	Starkville, MS	12/17/2018	11/30/2020	6,116,384	5,815,849		5,815,849	8.5 / 6.5
Stadium Village	Atlanta, GA	—	N/A	—	—	(3)	13,329,868	8.5 / 5.83
18 Nineteen	Lubbock, TX	—	N/A	—	—	(6)	15,584,017	8.5 / 6
Haven South	Waco, TX	—	N/A	—	—	(3)	15,301,876	8.5 / 6
Haven46	Tampa, FL	3/29/2019	9/29/2020	9,819,662	9,819,662		9,136,847	8.5 / 5
Haven Northgate	College Station, TX	6/20/2019	6/20/2020	67,680,000	65,724,317		46,419,194	7.25 / 1.5
Lubbock II	Lubbock, TX	4/20/2019	N/A	9,357,171	9,357,078		8,770,838	8.5 / 5
Haven Charlotte	Charlotte, NC	12/22/2019	12/22/2021	19,581,593	17,039,277		5,781,295	8.5 / 6.5
Haven Charlotte Member	Charlotte, NC	12/22/2019	12/22/2021	8,201,170	7,794,612		—	8.5 / 6.5
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,358,946	1,609,395		—	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360,000	7,143,866		—	8.5 / 5.5

Table continued on next page

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-9

Table continued from previous page			Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
Project/Property	Location	Maturity date			December 31, 2017	December 31, 2016

New Market Properties:
Dawson Marketplace	Atlanta, GA	9/24/2020	9/24/2022	12,857,005	12,857,005	12,613,860	8.5 / 5 (7)

Other:
Crescent Avenue	Atlanta, GA	4/13/2018	5/31/2018	8,500,000	8,500,000	6,000,000	10 / 5

				$455,569,041	388,506,100	334,570,242
Unamortized loan origination fees					(1,710,157)	(1,809,174)

Carrying amount					$386,795,943	$332,761,068

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) The loan extended to Founders Village, with a total commitment of $10.3 million, was paid off during the first quarter.
(3) Loan was repaid in connection with our acquisition of the property during 2017.
(4) Previously existing land acquisition bridge loan was converted into real estate loan investment and capital/member loan during the third quarter.
(5) The loan extended to Haven West, with a total commitment of $6.9 million, was paid off during the third quarter.
(6) The loan extended to 18Nineteen was repaid during the fourth quarter 2017 following the sale of the property to a third party.
(7) Effective January 1, 2018, the deferred interest rate increased to 6.9% per annum until the total accrued interest reaches $250,000, at which point the deferred interest reverts to 5.0%.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-10

We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 15 and 60 basis points, depending on the loan. As of December 31, 2017, our actual and potential purchase option portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Multifamily communities:
Encore	Atlanta, GA	339	4/2/2018	7/9/2018
Palisades	Northern VA	304	1/1/2019	5/31/2019
Fusion	Irvine, CA	280	10/1/2018	1/1/2019
Green Park	Atlanta, GA	310	3/1/2018	6/30/2018	(2)
Bishop Street	Atlanta, GA	232	10/1/2018	12/31/2018
Hidden River	Tampa, FL	300	9/1/2018	12/31/2018
CityPark II	Charlotte, NC	200	5/1/2018	8/31/2018
Park 35 on Clairmont	Birmingham, AL	271	S + 90 days (3)	S + 150 days (3)
Fort Myers	Fort Myers, FL	224	S + 90 days (3)	S + 150 days (3)
Wiregrass	Tampa, FL	392	S + 90 days (3)	S + 150 days (3)
360 Forsyth	Atlanta, GA	356	S + 90 days (3)	S + 150 days (3)
Morosgo	Atlanta, GA	258	S + 90 days (3)	S + 150 days (3)
University City Gateway	Charlotte, NC	338	S + 90 days (3)	S + 150 days (3)
Berryessa	San Jose, CA	551	N/A	N/A
Brentwood	Nashville, TN	301	N/A	N/A

Student housing properties:
Haven 12	Starkville, MS	152	4/1/2018	6/30/2018
Haven46	Tampa, FL	158	11/1/2018	1/31/2019
Haven Northgate	College Station, TX	427	10/1/2018	12/31/2018
Lubbock II	Lubbock, TX	140	11/1/2018	1/31/2019
Haven Charlotte	Charlotte, NC	332	12/1/2019	2/28/2020
Solis Kennesaw	Atlanta, GA	248	(4)	(4)

		6,113

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.
(2) Effective as of October 26, 2017, the purchase option window on the property was amended as shown.
(3) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(4) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2019 and end on December 31, 2019.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-11

Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of							Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2017		December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:
Stone Rise	7/3/2014	$23,939,461		$24,485,726	8/1/2019	2.89%	Fixed rate		8/31/2015
Summit Crossing	4/21/2011	—		20,034,920	5/1/2018	—	Fixed rate		5/1/2014
Summit Crossing secondary financing	8/28/2014	—		5,057,941	9/1/2019	—	Fixed rate		N/A
Summit Crossing refinancing	10/31/2017	39,018,600		—	11/1/2024	3.99%	Fixed rate		N/A
Summit II	3/20/2014	13,357,000		13,357,000	4/1/2021	4.49%	Fixed rate		4/30/2019
Ashford Park	1/24/2013	—	(2)	25,626,000	2/1/2020	—	Fixed rate		2/28/2018
Ashford Park secondary financing	8/28/2014	—	(2)	6,404,575	2/1/2020	—	Fixed rate		N/A
McNeil Ranch	1/24/2013	13,646,000		13,646,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Lake Cameron	1/24/2013	19,773,000		19,773,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Enclave at Vista Ridge	9/26/2014	—	(3)	24,862,000	10/1/2021	—	Fixed rate		10/31/2017
Sandstone	9/26/2014	—	(4)	30,894,890	10/1/2019	—	Fixed rate		N/A
Stoneridge	9/26/2014	26,136,226		26,729,985	10/1/2019	3.18%	Fixed rate		N/A
Vineyards	9/26/2014	34,672,349		34,775,000	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,675,160		22,135,938	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	27,466,988		27,878,000	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	29,347,966		29,950,413	12/1/2022	3.55%	Fixed rate		N/A
Aster Lely	6/24/2015	32,470,974		33,120,899	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	21,037,805		21,489,269	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	40,523,358		41,349,590	8/1/2024	3.16%	160	(5)	8/31/2016
Citi Lakes	9/3/2015	42,396,307		43,309,606	4/1/2023	3.73%	217	(6)	N/A
Stone Creek	6/22/2017	20,466,519		16,497,919	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	12/21/2015	30,009,461		30,717,024	5/1/2019	3.82%	Fixed rate		N/A
Lenox Village III	12/21/2015	17,802,373		18,125,780	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	39,981,145		40,712,134	8/1/2026	3.98%	Fixed rate		N/A
Baldwin Park	1/5/2016	73,910,000		73,910,000	1/5/2019	3.46%	190		1/4/2019
Baldwin Park secondary financing	1/5/2016	3,890,000		3,890,000	1/5/2019	11.46%	990		1/4/2019
Crosstown Walk	1/15/2016	31,485,601		32,069,832	2/1/2023	3.90%	Fixed rate		N/A
525 Avalon Park	5/31/2016	—	(7)	61,750,000	7/1/2024	—	200	(7)	N/A
525 Avalon Park secondary financing	5/31/2016	—	(7)	3,250,000	6/5/2019	—	1100	(7)	N/A
525 Avalon Park refinancing	6/15/2017	66,912,118		—	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	35,073,438		35,734,946	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	32,800,838		33,442,303	9/1/2023	3.44%	Fixed rate		N/A

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-12

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2017	December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Citrus Village	3/3/2017	29,969,646	—	6/10/2023	3.65%	Fixed rate		6/09/2017
Retreat at Greystone	11/21/2017	35,210,000	—	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	31,271,292	—	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,800,760	—	6/1/2054	2.89%	Fixed rate		N/A
Luxe Lakewood Ranch	7/26/2017	39,065,729	—	8/1/2027	3.93%	Fixed rate		N/A
Adara Overland Park	9/27/2017	31,759,882	—	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	37,847,218	—	11/1/2024	4.19%	Fixed rate	(8)	N/A
Summit Crossing III	9/29/2017	20,016,609	—	10/1/2024	3.87%	Fixed rate		N/A
Overlook at Crosstown Walk	11/21/2017	22,231,000	—	12/1/2024	3.95%	Fixed rate		N/A
Colony at Centerpointe	12/20/2017	33,346,281	—	10/1/2026	3.68%	Fixed rate		N/A

Total multifamily communities		1,045,311,104	814,980,690

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,470,041	9,672,371	10/1/2019	3.36%	Fixed rate		10/31/2015
Parkway Town Centre	9/5/2014	6,887,303	7,034,452	10/1/2019	3.36%	Fixed rate		10/31/2015
Woodstock Crossing	8/8/2014	2,989,460	3,041,620	9/1/2021	4.71%	Fixed rate		N/A
Deltona Landings	9/30/2014	6,777,948	6,928,913	10/1/2019	3.48%	Fixed rate		N/A
Powder Springs	9/30/2014	7,151,903	7,311,197	10/1/2019	3.48%	Fixed rate		N/A
Kingwood Glen	9/30/2014	11,340,208	11,592,787	10/1/2019	3.48%	Fixed rate		N/A
Barclay Crossing	9/30/2014	6,375,945	6,517,956	10/1/2019	3.48%	Fixed rate		N/A
Sweetgrass Corner	9/30/2014	7,730,666	7,900,135	10/1/2019	3.58%	Fixed rate		N/A
Parkway Centre	9/30/2014	4,440,724	4,539,632	10/1/2019	3.48%	Fixed rate		N/A
The Market at Salem Cove	10/6/2014	9,423,125	9,586,678	11/1/2024	4.21%	Fixed rate		11/30/2016
Independence Square	8/27/2015	11,967,246	12,208,524	9/1/2022	3.93%	Fixed rate		9/30/2016
Royal Lakes Marketplace	9/4/2015	9,690,137	9,800,000	9/4/2020	3.86%	250		4/3/2017
The Overlook at Hamilton Place	12/22/2015	20,300,862	20,672,618	1/1/2026	4.19%	Fixed rate		N/A
Summit Point	10/30/2015	12,208,422	12,546,792	11/1/2022	3.57%	Fixed rate		N/A
East Gate Shopping Center	4/29/2016	5,578,194	5,719,897	5/1/2026	3.97%	Fixed rate		N/A
Fury's Ferry	4/29/2016	6,443,776	6,607,467	5/1/2026	3.97%	Fixed rate		N/A
Rosewood Shopping Center	4/29/2016	4,327,909	4,437,851	5/1/2026	3.97%	Fixed rate		N/A
Southgate Village	4/29/2016	7,694,061	7,889,513	5/1/2026	3.97%	Fixed rate		N/A
The Market at Victory Village	5/16/2016	9,213,785	9,250,000	9/11/2024	4.40%	Fixed rate		10/10/2017
Wade Green Village	4/7/2016	7,968,657	8,116,465	5/1/2026	4.00%	Fixed rate		N/A
Lakeland Plaza	7/15/2016	29,022,665	29,760,342	8/1/2026	3.85%	Fixed rate		N/A
University Palms	8/8/2016	13,161,942	13,513,891	9/1/2026	3.45%	Fixed rate		N/A
Cherokee Plaza	8/8/2016	25,322,400	26,017,293	9/1/2021	3.61%	225	(9)	N/A

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-13

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2017	December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Sandy Plains Exchange	8/8/2016	9,194,003	9,439,850	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	12,290,931	12,619,589	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	9,097,224	9,340,483	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	9,387,561	9,638,584	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	16,241,281	16,492,503	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400,000	27,400,000	11/1/2021	4.37%	300	(10)	11/1/2021
Castleberry-Southard	4/21/2017	11,382,642	—	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	14,141,635	—	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	10,566,008	—	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	18,387,585	—	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,741,420	—	10/1/2027	4.125%	Fixed rate		N/A
West Town Market	9/22/2017	8,963,126	—	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	19,000,000	—	1/1/2030	3.95%	Fixed rate		N/A

Total grocery-anchored shopping centers		410,280,795	325,597,403

Student housing properties:
North by Northwest	6/1/2016	32,766,863	33,499,754	9/1/2022	4.02%	Fixed rate		N/A
SoL	2/28/2017	37,485,000	—	3/1/2022	3.57%	220		2/28/2022
Stadium Village	10/27/2017	46,929,833	—	11/1/2024	3.80%	Fixed rate		N/A
Ursa	12/18/2017	28,260,000	—	1/5/2020	3.61%	205		1/5/2020
Ursa secondary financing	12/18/2017	3,140,000	—	1/5/2020	13.11%	1155		1/5/2020

Total student housing properties		148,581,696	33,499,754

Office buildings:
Brookwood Center	8/29/2016	32,219,375	32,400,000	9/10/2031	3.52%	Fixed rate		10/9/2017
Galleria 75	11/4/2016	5,715,804	5,900,265	7/1/2022	4.25%	Fixed rate		N/A
Three Ravinia	12/30/2016	115,500,000	115,500,000	1/1/2042	4.46%	Fixed rate		1/31/2022
Westridge at La Cantera	11/13/2017	54,440,000	—	12/10/2028	4.10%	Fixed rate		N/A

Total office buildings		207,875,179	153,800,265
Grand total		1,812,048,774	1,327,878,112
Less: deferred loan costs		(30,248,587)	(22,007,641)
Less: below market debt adjustment		(5,148,016)	—
Mortgage notes, net		$1,776,652,171	$1,305,870,471

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-14

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) On March 7, 2017, the Company legally defeased the mortgage loan in conjunction with the sale of its Ashford Park property, located in Atlanta, GA. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $1.1 million plus a prepayment premium of approximately $0.4 million.

(3) On May 25, 2017, the Company legally defeased the mortgage loan in conjunction with the sale of its Enclave at Vista Ridge property, located in Dallas, TX. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $2.06 million.

(4) On January 20, 2017, the Company legally defeased the mortgage loan in conjunction with the sale of its Sandstone property, located in Kansas City, KS. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $1.4 million.

(5) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(6) The 1 Month LIBOR index is capped at 4.33% resulting in a cap on the combined rate of 6.5%.
(7) On June 15, 2017, the two existing mortgage instruments were refinanced into a single mortgage in the amount of $67.38 million bearing interest at a fixed rate of 3.98% per annum.
(8) The property was temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company obtained permanent mortgage financing subsequent to the closing as shown.

(9) The interest rate has a floor of 2.7%.
(10) The interest rate has a floor of 3.25%.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-15

Multifamily Communities

As of December 31, 2017, our multifamily community portfolio consisted of the following properties:

					Three months ended December 31, 2017
Property	Location	Number of units		Average unit size (sq. ft.)	Average physical occupancy		Average rent per unit

Established Communities:
Stone Rise	Philadelphia, PA	216		1,078	96.9%		$1,463
Lake Cameron	Raleigh, NC	328		940	94.1%		$978
McNeil Ranch	Austin, TX	192		1,071	93.4%		$1,254
Avenues at Cypress	Houston, TX	240		1,170	97.5%		$1,418
Avenues at Northpointe	Houston, TX	280		1,167	97.3%		$1,349
Stoneridge Farms at the Hunt Club	Nashville, TN	364		1,153	93.4%		$1,100
Vineyards	Houston, TX	369		1,122	98.1%		$1,141
Aster at Lely Resort	Naples, FL	308		1,071	94.3%		$1,439
Venue at Lakewood Ranch	Sarasota, FL	237		1,001	98.2%		$1,543
Citi Lakes	Orlando, FL	346		984	94.8%		$1,384
Lenox Portfolio	Nashville, TN	474		861	96.7%		$1,206

Total/Average Established Communities		3,354			95.9%

Summit Crossing	Atlanta, GA	485		1,053	92.9%		$1,199
CityPark View	Charlotte, NC	284		948	—		$1,089
Avenues at Creekside	San Antonio, TX	395		974	—		$1,148
Stone Creek	Houston, TX	246		852	—		$1,010
525 Avalon Park	Orlando, FL	487		1,394	—		$1,400
Sorrel	Jacksonville, FL	290		1,048	92.1%		$1,265
Retreat at Greystone	Birmingham, AL	312		1,100	96.7%		$1,219
Broadstone at Citrus Village	Tampa, FL	296		980	97.0%		$1,252
Founders Village	Williamsburg, VA	247		1,070	93.4%		$1,366
Crosstown Walk	Tampa, FL	342		981	94.9%		$1,268
Overton Rise	Atlanta, GA	294		1,018	94.0%		$1,479
Claiborne Crossing	Louisville, KY	242		1,204	—		$1,330
Luxe at Lakewood Ranch	Sarasota, FL	280		1,105	—		$1,521
Adara Overland Park	Kansas City, KS	260		1,116	94.6%		$1,308
Aldridge at Town Village	Atlanta, GA	300		969	—		$1,298
The Reserve at Summit Crossing	Atlanta, GA	172		1,002	—		$1,336
Overlook at Crosstown Walk	Tampa, FL	180		986	—		n/a
Colony at Centerpointe	Richmond, VA	255		1,149	—		n/a

Value-add project:
Village at Baldwin Park	Orlando, FL	528		1,069	—		$1,547

		5,895
Joint venture:
City Vista	Pittsburgh, PA	272		1,023	—		$1,352

Total PAC Non-Established Communities		6,167
Average stabilized physical occupancy					95.3%	(1)
Student housing communities: (2)							Average rent per bed
North by Northwest	Tallahassee, FL	219	(2)	1,250	98.4%		$725
SoL	Tempe, AZ	224	(2)	1,296	90.0%		$715
Stadium Village (3)	Atlanta, GA	198	(2)	1,466	99.4%		670
Ursa (3)	Waco, TX	250	(2)	1,634	—		n/a

Total All PAC units		10,412

(1) Excludes average occupancy for student housing communities.
(2) North by Northwest has 679 beds, SoL has 639 beds, Stadium Village has 792 beds and Ursa has 840 beds.
(3) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-16

For the three-month period ended December 31, 2017, our average established multifamily communities' physical occupancy was 95.9%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the three-month period ended December 31, 2017, our average stabilized physical occupancy was 95.3%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. For the three-month period ended December 31, 2017, our average economic occupancy was 95.3%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, 525 Avalon Park and CityPark View). We also exclude properties which are currently being marketed for sale, of which there were none at December 31, 2017.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding. For the three-month period ended December 31, 2017, our capital expenditures for multifamily communities and student housing properties consisted of:

	Capital Expenditures
	Recurring		Non-recurring		Total
	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$107,009	$15.74	$—	$—	$107,009	$15.74
Carpets	399,481	58.75	—	—	399,481	58.75
Wood / vinyl flooring	89,823	13.21	—	—	89,823	13.21
Fire safety	—	—	10,155	1.49	10,155	1.49
HVAC	52,318	7.69	—	—	52,318	7.69
Computers, equipment, misc.	12,944	1.90	88,639	13.04	101,583	14.94
Exterior painting	—	—	19,550	2.88	19,550	2.88
Leasing office and other common amenities	837	0.12	409,632	60.25	410,469	60.37
Major structural projects	—	—	2,012,090	295.92	2,012,090	295.92
Cabinets and counter top upgrades	—	—	483,151	71.06	483,151	71.06
Landscaping and fencing	—	—	191,055	28.10	191,055	28.10
Parking lot	—	—	63,843	9.39	63,843	9.39
Common area items	—	—	115,123	16.93	115,123	16.93
Totals	$662,412	$97.41	$3,393,238	$499.06	$4,055,650	$596.47

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Grocery-Anchored Shopping Center Portfolio

As of December 31, 2017, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018	100.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711	95.3%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	95.1%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	95.5%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370	100.0%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	82.7%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	93.2%	Publix
Woodmont Village	Atlanta, GA	2002	85,639	98.4%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	98.6%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	100.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	100.0%	Publix
Crossroads Market	Naples, FL	1993	126,895	98.1%	Publix
Champions Village	Houston, TX	1973	383,093	79.3%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	83.0%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	100.0%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384	92.3%	Kroger
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	100.0%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
West Town Market	Charlotte, NC	2004	67,883	100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781	96.3%	Kroger
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

Grand total/weighted average			4,055,461	94.5%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of December 31, 2017, our grocery-anchored shopping center portfolio was 94.5% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-18

Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of December 31, 2017 were:

	Total grocery-anchored shopping center portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	10	17,141	0.4%
2018	94	377,237	9.9%
2019	97	561,832	14.7%
2020	107	467,902	12.2%
2021	92	437,532	11.4%
2022	90	313,629	8.2%
2023	31	127,694	3.3%
2024	18	551,844	14.4%
2025	17	293,154	7.7%
2026	9	127,071	3.3%
2027	16	112,101	2.9%
2028+	16	434,426	11.6%

Total	597	3,821,563	100.0%

The Company's Annual Report on Form 10-K for 2017 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the fourth quarter 2017 totaled $263,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property re-developments and repositioning.

Office Building Portfolio

As of December 31, 2017, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	97%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	94%

		1,352,000	98%

The Company's office building portfolio includes the following significant tenants:

	Square footage	Percentage of total SF	Annual Base Rent
InterContinental Hotels Group	495,409	36.6%	$11,200,200
State Farm Mutual Automobile Insurance Company	183,168	13.5%	3,232,086
Harland Clarke Corporation	129,016	9.5%	2,742,125
United Services Automobile Association	129,015	9.5%	2,967,345
Access Insurance Holdings, Inc.	77,518	5.7%	1,042,629

	1,014,126	74.8%	$21,184,385

The Company defines Annual Base Rent as the current annual base rent due under the respective leases, exclusive of expense reimbursement which may also be payable.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-19

The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office Building portfolio
		Percent of
Year of lease expiration	Rentable square	rented
	feet	square feet
2018	6,270	0.5%
2019	15,745	1.2%
2020	95,656	7.3%
2021	217,000	16.5%
2022	13,891	1.1%
2023	80,272	6.1%
2024	19,147	1.5%
2025	47,870	3.6%
2026	—	—%
2027	258,031	19.7%
2028+	558,522	42.5%

Total	1,312,404	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of approximately $101,000 during the fourth quarter 2017. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition) and (iii) for property re-developments and repositionings.

Definitions of Non-GAAP Measures

We disclose FFO, Core FFO, AFFO and NOI, each of which meet the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, Core FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, Core FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO, Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-20

Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”)

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, the Company incurs substantial costs related to property acquisitions, which, prior to 2017, were required to be recognized as expenses when they were incurred. The Company added back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions, subsequent refinancing of these assets, and beginning January 1, 2016, amortization of loan coordination fees to FFO in its calculation of Core FFO since such costs are not representative of our operating results. The Company also adds back any costs incurred related to the extension of our management agreement in June 2016 with our Manager, contingent fees paid to our Manager at the time of a property's sale, realized losses on debt extinguishment or refinancing, weather-related property operating losses and any non-cash dividends in this calculation. Core FFO figures reported by us may not be comparable to those Core FFO figures reported by other companies.

We utilize Core FFO as a measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities, though caution should be taken in comparing Core FFO results as other companies may calculate Core FFO differently. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO, Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-21

Multifamily Established Communities' Same Store Net Operating Income (NOI)

We use same store net operating income as an operational metric for our established communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of established communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At December 31, 2017, the Company was the approximate 97.8% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

FOURTH QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S-22